AMENDED AND RESTATED
SCHEDULE 1

DATED SEPTEMBER 7, 2012

Fund	                                    Annual Fee Rate (as a
                                        Percentage of each Fund's
                                        Average Daily Net Assets)

Touchstone Large Cap Growth Fund    0.75% on the first $200 million of
                                    assets; 0.70% from $200 million to
                                    $1 billion of assets; and 0.65% of
                                    such assets in excess of $1 billion


Touchstone Growth Opportunities Fund 0.75% on the first $500 million of assets; 0.70% of the next $500
                                     million of assets; and 0.65% of
                                     such assets in excess of $1 billion



Touchstone Mid Cap Growth Fund      0.75% on the first $500 million of
                                    assets; 0.70% of the next $500
                                    million of assets; and 0.65% of
                                    such assets in excess of $1 billion



Touchstone Diversified Small        1.05% of assets
Cap Growth Fund


Touchstone Dynamic Equity Fund      0.85% on first $300 million of
                                  assets; 0.80% on next $200 million
                                    of assets; 0.75% on next $250
                                  million of assets; 0.70% on next
                                  $250 million of assets; 0.65% on
                                  next $500 million of assets; 0.60%
                                  of next $500 million of assets; and
                                  0.55% on assets over $2 billion


Touchstone Emerging Growth Fund   0.90% of assets


Touchstone International          .90% on first $300 million of
Equity Fund                       assets; 0.85% on next $200 million
                                  of assets; and 0.80% on assets
                                  over $500 million


Touchstone Conservative           0.20% on first $1 billion of assets;
Allocation Fund                   0.175% on next $1 billion of
                                  assets; 0.150% on next $1 billion
                                  of assets; and 0.125% on assets
                                  over $3 billion

Touchstone Balanced                 0.20% on first $1 billion of assets;
Allocation Fund                     0.175% on next $1 billion of
                                    assets; 0.150% on next $1 billion
                                    of assets; and 0.125% on assets
                                    over $3 billion


Touchstone Moderate Growth          0.25% on first $1 billion of assets;
Allocation Fund                     0.225% on next $1 billion of
                                    assets; 0.20% on next $1 billion of
                                    assets; and 0.175% on assets over
                                    $3 billion

Touchstone Growth Allocation Fund   0.25% on first $1 billion of assets;
                                    0.225% on next $1 billion of
                                    assets; 0.20% on next $1 billion of
                                    assets; and 0.175% on assets over
                                    $3 billion


Touchstone US Long/Short Fund       0.80% on first $300 million of
                                    assets; 0.75% on next $200 million
                                    of assets; 0.70% on next $250
                                    million of assets; 0.65% on next
                                    $250 million of assets; 0.60% on
                                    the next $500 million; 0.55% on
                                    the next $500 million and 0.50%
                                    on assets over $2 billion


Touchstone Value Fund               0.75% on first $300 million of
                                    assets; 0.73% on next $200 million
                                    of assets; 0.72% on next $250
                                    million of assets; 0.70% on next
                                    $250 million of assets; 0.68% on
                                    the next $500 million; 0.67% on
                                    the next $500 million and 0.66%
                                    on assets over $2 billion


Touchstone International            0.95% on first $300 million of
Small Cap Fund                      assets; 0.90% on next $200 million
                                    of assets; 0.85% on next $250
                                    million of assets; 0.80% on next
                                    $250 million of assets; 0.75% on
                                    the next $500 million; 0.70% on
                                    the next $500 million and 0.65%
                                    on assets over $2 billion

Touchstone Capital Growth Fund      0.70% on first $300 million of
                                    assets; 0.685% on next $200
                                    million of assets; 0.675% on next
                                    $250 million of assets; 0.675% on
                                    next $250 million of assets;
                                    0.625% on the next $500 million;
                                    0.575% on the next $500 million
                                    and 0.525% on assets over $2 billion

Touchstone Mid Cap Value            0.85% on first $300 million of
Opportunities Fund                  assets; 0.80% on next $200 million
                                    of assets; and 0.75% on assets
                                    over $500 million

Touchstone Small Cap Value          0.95% on first $300 million of
Opportunities Fund                  assets; 0.90% on next $200 million
                                    of assets; and 0.85% on assets
                                    over $500 million

Touchstone Focused Fund             0.70% on first $100 million of
                                    assets; 0.65% on next $400 million
                                    of assets; and 0.60% on assets
                                    over $500 million

Touchstone Micro Cap Value Fund     1.00% of assets

Touchstone Small Company Value Fund 0.90% of assets

Touchstone International Value Fund 1.00% of assets


Touchstone Strategic Income Fund    0.70% of assets


                                       TOUCHSTONE STRATEGIC TRUST

                                       By: /s/ Terrie A. Wiedenheft
                                       Name: Terrie A. Wiedenheft
                                       Title: Treasurer & Controller


                                      TOUCHSTONE ADVISORS, INC.
                                      By: /s/ Steven M. Graziano
                                      Name: Steven M. Graziano
                                      Title: President

                                      By: /s/ Terrie A. Wiedenheft
                                      Name: Terrie A. Wiedenheft
                                     Title: Chief Financial Officer